UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: APRIL 27, 2005

(DATE OF EARLIEST EVENT REPORTED: APRIL 21, 2005)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2005, MTC Technologies, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, MTC Technologies, Inc., an Ohio corporation (the “Operating Subsidiary” and, together with the Company, “us,” “our” or “we”), entered into a five-year Credit and Security Agreement, dated as of April 21, 2005 (the “Credit Agreement”), with National City Bank, Branch Banking and Trust Company, KeyBank National Association, Fifth Third Bank, JPMorgan Chase Bank, N.A., Comerica Bank, and PNC Bank, N.A.

The Credit Agreement, which is scheduled to expire on March 31, 2010, allows us to borrow up to $145 million in the form of an $85 million revolving loan and a $60 million term loan. The interest rates on borrowings under the term loan range from the prime rate to the prime rate plus 25 basis points, or the London Interbank Offered Rate (“LIBOR”) rate plus 125 to 225 basis points, and under the revolving loan are the prime rate, or the LIBOR rate plus 100 to 200 basis points, depending in most instances on the ratio of our consolidated funded debt to consolidated pro-forma earnings before interest, taxes, depreciation, and amortization (“EBITDA”). Borrowings under the Credit Agreement are secured by a general lien on our consolidated assets, and we are subject to customary restrictions and financial covenants that require us to, among other things, maintain certain financial ratios and minimum net worth levels. The Credit Agreement is available to fund our working capital and strategic needs.

Borrowings under the revolving loan generally must be repaid by the expiration date of the Credit Agreement. Borrowings under the term loan generally must be repaid in 19 consecutive and scheduled quarterly installments. These installment payments will begin September 30, 2005 and continue on the last business day of each subsequent March, June, September and December through March 31, 2010, on which date the payment balance will be due. While interest payments for borrowings under the Credit Agreement linked to the prime rate commence June 30, 2005 and are due on the last business day of each subsequent March, June, September and December until the borrowings mature, interest payments regarding borrowings under the Credit Agreement linked to LIBOR are due on the last day of each one-, two-, three- or six-month interest period for such borrowings, unless the applicable interest period exceeds three months, in which case interest must be paid every three months.

The Credit Agreement is subject to customary events of default, including failure to make required payments, failure to comply with certain covenants, breaches of certain representations and warranties, failure to pay or acceleration of certain other indebtedness, change of control, failure to pay certain judgments, and certain events of bankruptcy and insolvency. An event of default under the Credit Agreement will allow National City Bank, as agent, to accelerate, or in certain cases will automatically cause the acceleration of, the amounts due under the Credit Agreement.

The Credit Agreement replaced our then-effective Credit Agreement, dated as of January 31, 2003, as amended as of December 31, 2003, July 12, 2004 and December 28, 2004 (the “Prior Credit Agreement”), with National City Bank, KeyBank National Association, Fifth Third Bank, and Branch Banking and Trust Company, which was repaid and terminated as of April 21, 2005. Borrowings outstanding under the Prior Credit Agreement, which totaled $67.4 million as of April 21, 2005, were refinanced with borrowings under the Credit Agreement.

Our Prior Credit Agreement, which was scheduled to expire on December 31, 2006, allowed us to borrow up to $85.0 million under a revolving credit facility. The interest rate on borrowings under the Prior Credit Agreement ranged from prime rate less 25 basis points to prime rate plus 25 basis points, or the LIBOR rate plus 150 to 225 basis points, depending on the ratio of our funded debt to EBITDA. Borrowings under the Prior Credit Agreement were secured by a general lien on our consolidated assets, and we were subject to customary restrictions and financial covenants that required us to, among other things, maintain certain financial ratios and minimum net worth levels.

William E. MacDonald, III, one of the Company’s directors, has served since March 2001 as an executive officer of National City Corporation, a diversified financial holding company and parent to National City Bank. Accordingly, Mr. MacDonald was not involved with the negotiation of the Credit Agreement and abstained from voting when the Company’s Board of Directors approved the Credit Agreement.

The Credit Agreement is filed herewith as Exhibit 10.1 hereto. The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See the discussion under Item 1.01, Entry Into a Material Definitive Agreement, for information regarding the termination of the Prior Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See the discussion under Item 1.01, Entry Into a Material Definitive Agreement, for information regarding borrowings under the Credit Agreement to refinance the Prior Credit Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Ex. 10.1	Credit and Security Agreement, dated as of April 21, 2005, by and among MTC Technologies, Inc., a Delaware corporation, and MTC Technologies, Inc., an Ohio corporation, as Borrowers, National City Bank, for itself and as Lead Arranger and Administrative Agent, Branch Banking and Trust Company, for itself and as Syndication Agent, KeyBank National Association, for itself and as Co-Documentation Agent, Fifth Third Bank, for itself and as Co-Documentation Agent, JPMorgan Chase Bank, N.A., Comerica Bank, and PNC Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 10.1	Credit and Security Agreement, dated as of April 21, 2005, by and among MTC Technologies, Inc., a Delaware corporation, and MTC Technologies, Inc., an Ohio corporation, as Borrowers, National City Bank, for itself and as Lead Arranger and Administrative Agent, Branch Banking and Trust Company, for itself and as Syndication Agent, KeyBank National Association, for itself and as Co-Documentation Agent, Fifth Third Bank, for itself and as Co-Documentation Agent, JPMorgan Chase Bank, N.A., Comerica Bank, and PNC Bank, N.A.